UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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MGM Resorts International

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGM RESORTS INTERNATIONAL FILES DEFINITIVE PROXY MATERIALS AND SENDS LETTER TO SHAREHOLDERS

MGM’s board has the track record and expertise to drive sustainable growth in shareholder value

The Land & Buildings proposal is seriously flawed

Board change at MGM is not warranted and is not in the best interests of shareholders

LAS VEGAS, Nevada. – April 13, 2015 — MGM Resorts International (NYSE: MGM) today announced that it has filed definitive proxy materials with the Securities and Exchange Commission (the “SEC”) in connection with its 2015 Annual Meeting of Shareholders, to be held on May 28, 2015.

The Board also sent a letter to shareholders and recommends that shareholders vote FOR the election of MGM’s highly qualified nominees on the WHITE proxy card. The full text of the letter is as follows:

MGM’S BOARD HAS THE TRACK RECORD AND EXPERTISE

TO DRIVE SUSTAINABLE GROWTH IN SHAREHOLDER VALUE

THE LAND & BUILDINGS PROPOSAL IS SERIOUSLY FLAWED

BOARD CHANGE AT MGM IS NOT WARRANTED AND IS NOT IN THE BEST INTERESTS OF SHAREHOLDERS

PLEASE VOTE THE WHITE PROXY CARD TODAY IN FAVOR OF YOUR BOARD

April 13, 2015

Dear Fellow MGM Shareholders:

MGM is in a strong position today as a result of the effective implementation of the Board’s long-term strategic plan. The Company has delivered above industry average returns to shareholders and is well positioned for future growth.

In the face of clear and undeniable progress, Land & Buildings – a 0.38% shareholder with short-dated call options representing the other half of its disclosed position in the stock – has nominated a slate of four individuals to replace four current, highly skilled and committed members of the Board. Replacing experienced, licensed directors, who have overseen the Company’s progress to date, is not warranted and it is not in shareholders’ best interests. In fact, doing so could be damaging to the Board’s unified strength and complementary skills-based construct, as discussed in more detail below.

Land & Buildings has also proposed that MGM convert into a bifurcated structure comprised of a REIT and a C-Corp, in addition to undertaking a number of other strategic actions. The analysis done by Land & Buildings makes numerous financial, structural and tax assumptions that are unclear, unsupported or factually incorrect, leading to a questionable value proposition as presented. Our board has a long track record of unlocking value for its shareholders and is actively managing our global portfolio while also overseeing a significant value enhancing development pipeline. We have and will continue to actively evaluate, with the assistance of external advisors, all strategic options for the company including a REIT conversion in light of MGM’s corporate strategy, the economic environment, and the interplay between the two.

Changing the MGM Board now would undermine its effectiveness, independence and diversity and is not necessary to ensure a current and comprehensive evaluation of strategic options.

MGM’S BOARD HAS A STRONG TRACK RECORD OF DELIVERING SUPERIOR VALUE

•	Under the leadership and direction of the current Board, management’s execution has enabled MGM to outperform its gaming peers and the Dow Jones US Gaming Index on a one and three year basis.

As of year end 2014	Total Shareholder Returns
	1 Year		3 Year	5 Year

DJ U.S. Gaming Index	(18.8%	)	54.1%	148.0%

Gaming Peers Median Returns[1]	(17.7%	)	59.5%	147.8%

MGM Resorts International	(9.1%	)	105.0%	134.4%

[1] Gaming Peers include: LVS, WYNN, BYD, PENN (inclusive of GLPI), CZR, PNK

•	Last year, MGM’s U.S. operations produced its highest level of Adjusted Property EBITDA in six years and its wholly-owned domestic resorts have achieved double digit Adjusted Property EBITDA growth over the last five years and increased Adjusted Property EBITDA margins by over one percentage point to 23.9% in the same time period.

Wholly Owned Domestic	CAGR
	1 Year	3 Year	5 Year
Revenue	4.8%	2.5%	1.5%
Adjusted Property EBITDA	5.2%	5.4%	2.5%
Source: Company filings

•	MGM China achieved record Adjusted EBITDA in 2014 and has grown Adjusted EBITDA at a compound annual growth rate of over 40% in the last five years. MGM China has paid $2.2 billion in dividends since its IPO in 2011 of which MGM Resorts has received over $1 billion, representing its 51% share.

MGM China	CAGR
	1 Year	3 Year	5 Year
Revenue	(1.0%)	8.0%	27.4%
Adjusted Property EBITDA	4.5%	10.5%	41.6%
Source: Company filings

•	Since the financial crisis, the Company has worked tirelessly to strengthen its balance sheet with a focus on extending maturities, reducing borrowing costs and leverage and increasing financial flexibility, including:
o	Reducing the interest rate of long-term bond issuances from 11.9% in 2009 to 6% in 2014
o	Improving Corporate Credit Ratings with three levels of upgrades by both Moody’s and S&P to B2/B+, respectively

•	The Board and management have diligently maintained the Company’s financial flexibility and have thoughtfully allocated capital to strategically enhance existing properties thereby increasing our competitive advantages and forming capital-light joint ventures using our existing assets.

MGM IS WELL POSITIONED FOR CONTINUED SUCCESS

•	Las Vegas, MGM’s core market, is expanding as evidenced by the following 2014 statistics:
o	Visitation was up 4% year over year to a new record of 41.4 million
o	Highest occupancy levels since 2008
o	Average Daily Rate increased by 5% year over year representing five consecutive years of growth

•	We are investing in the future of MGM in Las Vegas with:
o	Mandalay Bay - Room remodel and 350,000 square feet of convention space expansion
o	AEG/MGM Arena – 20,000 seat world class arena opening Spring 2016
o	New park & entertainment district adjoining Monte Carlo and New York-New York and leading up to the arena

•	MGM is expanding in key markets:
o	MGM National Harbor - $1.2 billion project opening second half 2016
o	MGM Springfield - $800 million project opening second half 2017
o	MGM Cotai - $2.9 billion project opening Fall 2016

•	MGM is actively pursuing large-scale opportunities in key geographies:
o	Japan
o	South Korea

•	Executing further opportunities to de-leverage the balance sheet:
o	Regular dividend policy at MGM China and CityCenter
o	$1.45 billion convert matures April 15, 2015
o	Continued free cash flow growth

THE MGM BOARD HAS THE RIGHT BALANCE OF INDEPENDENCE, EXPERIENCE AND NECESSARY SKILLS TO OVERSEE THE ONGOING EXECUTION OF THE COMPANY’S STRATEGY AND DELIVER SUSTAINABLE VALUE

•	MGM’s strong, independent Board is made up of a diverse group of experienced directors who have been licensed in multiple jurisdictions, are deeply familiar with MGM’s businesses, are highly qualified to lead the Company in executing its strategic plans and are focused on serving the interests of all shareholders.

•	The MGM Board’s diversity has proven to be an effective and powerful tool in implementing the Company’s long term strategy while not losing sight of short-term milestone achievements.

•	The expertise of MGM’s Board has been critical in guiding the Company through challenging economic circumstances and setting the course for sustainable profit growth.

•	The MGM Board is highly focused on good corporate governance that protects shareholder rights:
o	Added four new members in the last five years
o	Collectively, eight of our eleven directors are independent
o	Three Board members are representatives of MGM’s shareholders
o	Adopted majority voting standard for election of directors
o	The Company’s high governance standards were recognized by Institutional Shareholder Services (“ISS”) – a leading independent proxy voting advisory firm – in its last annual reviews. In 2014, ISS awarded the Company and its Board an overall Governance Quick Score of 1 (the best possible rating), indicating a strong alignment with corporate governance best practices.

•	Our Compensation Committee regularly evaluates our program in light of input from shareholders and current best practices, striving to include leading areas of focus from each. The end product has been a best-in-class compensation profile, which is clearly evidenced by the consistent receipt of shareholder support on our say on pay proposal (in excess of 95% annually). Our fundamental philosophy is premised on the need for a strong linkage between executive pay and performance (both individual and corporate), and we believe this goal has been successfully accomplished.

The chart below captures the key skills of our Board members:

Director	C-Suite/ Leadership	Gaming/ Resort/ Lodging	Real Estate	Finance	Government/ Policy	Public Company Directorship	Shareholder Representative	New since 2010
Robert Baldwin	✓	✓	✓	✓
William Bible	✓	✓		✓	✓			✓
Mary Chris Gay	✓	✓		✓				✓
William Grounds	✓	✓	✓	✓		✓	✓	✓
Alexis Herman	✓			✓	✓	✓
Roland Hernandez	✓	✓	✓	✓		✓
Anthony Mandekic	✓	✓		✓		✓	✓
Rose McKinney-James	✓	✓		✓	✓	✓
James Murren	✓	✓	✓	✓	✓	✓
Gregory Spierkel	✓			✓		✓		✓
Daniel Taylor	✓	✓		✓		✓	✓

LAND & BUILDINGS’ PROPOSAL IS SERIOUSLY FLAWED

•	MGM’s Board of Directors believe there is tremendous unlocked value in our Company. The Board is aligned with shareholders in their desire for sustainable growth and has and will continue to actively evaluate, with the assistance of external advisors, all strategic options for the Company including a REIT conversion. The creation of a REIT with some or all of MGM’s casino properties involves considerable complexity, risk, time and expense. That being said, the Land & Buildings’ proposal makes numerous financial, structural and tax assumptions that appear unsupported or factually incorrect. These include, but are not limited to:

o	Unsubstantiated cash flow assumptions that drive Land & Buildings’ fundamental value creation proposition
o	Inconsistent and overlapping use of both net lease and lodging REIT structures
o	Significant leveraging and untenable special distribution by MGM China
o	Unaddressed and oversimplified assessment of tax issues associated with a REIT conversion, asset sales and MGM China dividend
o	A narrow focus which fails to consider the complexities of operating and growing a global gaming company to maximize long-term shareholder value, including a complex regulatory framework with which MGM’s Board has a great deal of experience

PROTECT YOUR INVESTMENT IN MGM

•	We urge you to discard any gold proxy cards from Land & Buildings seeking to replace valuable Board members.

•	The current Board is committed to serving the interests of all shareholders and unlike Land & Buildings, has the track record to prove it.

•	The Board and management team have never been afraid to make bold moves, but only after careful and thorough analysis that supports the action in question.

•	The Board has accumulated a tremendous portfolio of iconic real estate and have frequently and opportunistically unlocked value and intends to continue to do so.

•	The Board and management have built a strong company, with a bright future ahead in its developing markets, and we believe we have the right Board to continue to position MGM for success and drive even stronger shareholder value over the long term.

VOTE FOR THE NOMINEES WHO HAVE BEEN AND WILL CONTINUE

TO SERVE YOUR INTERESTS

YOUR VOTE IS IMPORTANT – VOTE THE WHITE PROXY CARD TODAY!

Sincerely,

The Board of Directors of MGM Resorts International

Robert Baldwin, William Bible, Mary Chris Gay, William Grounds, Alexis Herman, Roland Hernandez,

Anthony Mandekic, Rose McKinney-James, James Murren, Gregory Spierkel, and Daniel Taylor

If you have any questions or require assistance voting your proxy,

please contact the Company’s proxy solicitor:

480 Washington Blvd – 26th Floor

Jersey City, New Jersey 07310

Toll-Free (866) 729-6818

Email: MGMResorts@Georgeson.com

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company is in the process of developing MGM National Harbor in Maryland and MGM Springfield in Massachusetts. The Company also owns 51 percent of MGM China Holdings Limited, which owns the MGM Macau resort and casino and is developing a gaming resort in Cotai, and 50 percent of CityCenter in Las Vegas, which features ARIA Resort & Casino. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Forward-Looking Statements

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. MGM has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding strategic transactions MGM may pursue in the future. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which MGM operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in MGM’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, MGM is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGM updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

Important Additional Information

MGM has filed a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2015 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “2015 Annual Meeting”) and is mailing the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the 2015 Annual Meeting. STOCKHOLDERS ARE STRONGLY ADVISED TO READ MGM’s 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the 2015 proxy statement, any amendments or supplements to the proxy statement and other documents that MGM files with the SEC from the SEC’s website at www.sec.gov or MGM’s website at http://mgmresorts.investorroom.com/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

MGM, its directors, its executive officers and its nominees for election as director may be deemed participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2015 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of MGM’s stockholders in connection with the 2015 Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of MGM’s stockholders generally, are set forth in MGM’s definitive proxy statement for the 2015 Annual Meeting on Schedule 14A that has been filed with the SEC and the other relevant documents filed with the SEC.

Use of Non-GAAP Measures

Adjusted EBITDA and Adjusted Property EBITDA are non-GAAP financial measures. A reconciliation to the GAAP measures and other information for the three year period ended December 31, 2014 can be found on pages 39 through 41 of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of MGM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015. A reconciliation to the GAAP measures and other information for the three year period ended December 31, 2011 can be found on pages 49 through 51 of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of MGM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012.

CONTACTS:

News Media

JIM BARRON/EMILY DEISSLER/BEN SPICEHANDLER

Sard Verbinnen & Co

(212) 687-8080

Investment Community

SARAH ROGERS

MGM Resorts International

Vice President, Investor Relations

(702) 693-8654